Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-103748 pertaining to the J.B. Hunt Transport Services, Inc. Amended and Restated Employee Retirement Plan of our report dated June 28, 2021, with respect to the financial statements of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Rogers, Arkansas

June 28, 2022